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                                                                   EXHIBIT 10.15

                                SUPPLY AGREEMENT

This Supply Agreement ("Agreement") is entered into on this 25th day of May, 2000 by and between

LIFE SCIENCES INC., (hereinafter referred to as "LSI"), a corporation established under the laws of Delaware, having its registered offices at 2900 72nd Street North, St. Petersburg, Florida 33710, U.S.A.,


and

ORGANON TEKNIKA B.V. (hereinafter referred to as "Teknika"), a private company with limited liability incorporated under the laws of The Netherlands, having its principal place of business at Boseind 15, 5281 RM Boxtel, The Netherlands,

WITNESSETH

That, Teknika wishes to purchase and LSI wishes to supply certain products of LSI manufactured for Teknika for the purposes of incorporating these products into a diagnostic test kit for the sale of such test kit in the whole world;

NOW, THEREFORE, in consideration of the mutual promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration; the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the parties as follows:

Art. 1. Definition

The term "Affiliate" means any company or other business entity which, by means of ownership of a majority of shares or at least 50% interest in income or otherwise, directly or indirectly controls, is controlled by or is under common control with either party.

The term "Effective Date" shall mean the day, month and year set out above.

The term "Products" means the NASBA Enzyme Cocktails which includes T7 RNA Polymerase in glycerol free medium, AMV-Reverse Transcriptase in glycerol free medium and E.coli RNase H in glycerol free medium which are individually packaged components according to the Specifications in Appendix I, which Appendix can be modified by mutual agreement from time to time.


Art. 2. Distribution Rights

LSI agrees to supply Teknika with the Products for further manufacturing use by Teknika in the production of in vitro diagnostics products (e.g., NucliSens) to be distributed and sold worldwide.


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Art. 3. Supply of Products

3.1. LSI undertakes to supply non exclusively to Teknika during the term of this Agreement, the Products and Teknika agrees to purchase the Products on a non-exclusive basis from LSI, provided, however, that LSI meets all of Teknika's quality, logistical, and commercial needs outlined in this Agreement.

3.2. Where a supply agreement is concluded by LSI with a third party for the supply of the Products and/or products comparable to the Products on equal or more favourable terms and conditions than those of this Supply Agreement, and/or at a price which is lower than the price applicable at the time for Teknika, Teknika shall promptly be informed thereof and shall (as of the date of the third party supply agreement and/or of the date such lower price was effected) be entitled to more favourable terms and conditions and/or lower prices than those granted respectively or offered to such third party.


Art. 4. Prices and Terms

4.1. Product will be supplied by LSI to Teknika at prices as specified in Appendix II. Prices of the cocktail as a whole and also the individual component prices are to be communicated.

4.2.     The prices specified in Appendix II shall be valid until January first
         2003.

4.3. Price increases and decreases due to specification (Appendix I) changes can be implemented after written approval of Teknika's International Purchasing Department.

4.4. Price increases will not affect purchase orders which are already placed by Teknika.

4.5. LSI shall have the right to renegotiate prices based on specification changes or significant changes in the price of raw materials. In the event of a significant change in raw material prices, LSI will inform Teknika, in writing, of any corresponding price increase thirty (30) days in advance, and will provide appropriate documentation of the raw material cost increase. For purposes of this Agreement, a "significant change" in raw material prices will be any change greater than or equal to five percent (5%) of total raw material costs, whether occurring in a single price increase or several over time.

4.6. Although prices can be reviewed yearly, it is the objective of LSI to be competitive in the market of pharmaceutical industry and to seek better ways to improve efficiency and to lower prices of products.

4.7. Parties will meet every October to discuss and review forecasts, to discuss general market conditions, the parties' collaboration under this Agreement

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     and the conditions that have consequences for the parties in the execution of this Agreement.

Art. 5. Delivery and payment conditions

All purchases made by Teknika from LSI hereunder shall be subject to the following conditions of delivery:

5.1. Teknika shall be invoiced by LSI for all purchases made by Teknika. Terms shall be net 45 days after date of delivery. A 1.5% discount on invoice prices will be applicable for payment received within 15 days.


5.2.  LSI shall deliver Product furnished with the necessary labels.

5.3. All deliveries, unless otherwise specified by Teknika, shall be Ex Works St. Petersburg, Florida, USA (Incoterms 1990).

5.4.  Invoices will be paid in U.S. dollars.

5.5. Rejected Products (i.e. Products which do not meet Appendix I specifications), will be free of charge replaced by LSI within one (1) month after receipt of written complaint, provided such written complaint is submitted to LSI within 30 days after arrival of the Products at Teknika's premises. Parties agree that, in such an event, calamity lead time is defined and will be 4 calendar weeks. For the avoidance of doubt the costs of transport for the return of rejected Products are for the account of LSI.

Art. 6. Product manufacture and product changes

6.1. LSI shall inform Teknika about any improvements or new developments with respect to the Products. However, LSI shall not make any changes and/or modifications to the Products without first obtaining Teknika's prior written approval.

6.2. Teknika has the right upon reasonable prior notice and under confidentiality to inspect the manufacture and quality control procedures of LSI relating to the Products.

6.3. Minor changes not affecting form, fit or function required to keep the Products within specifications shall be permitted. Changing raw materials or raw material vendors may not be done without Teknika's written approval.


Art. 7. Warranties


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7.1.    LSI warrants that the Products will meet the specifications set forth in
        Appendix I (some of which specifications may be amended from time to time by mutual consent). LSI warrants that it will supply, under this Agreement, Products that will be of first class commercial quality, properly packed, manufactured of proper materials meeting the specifications accompanied with a Certificate of Conformity with each shipment and that they are manufactured in compliance with Good Manufacturing Practice Regulations.

7.2. LSI furthermore warrants that, to the best of LSI's knowledge, the development and manufacture of the Products by LSI does not infringe any intellectual property rights or other proprietary rights of a third party.


Art. 8. Orders-orderplan-forecasts

8.1. Teknika shall provide LSI with a written forecast of its best estimate of requirements of the Products for each twelve (12) forthcoming calendar months and shall update such forecast on quarterly basis, which update should be available at LSI at least one calendar week before the start of the new quarter.

8.2. The first three months of the forecast will be accompanied by firm purchase orders.

8.3. LSI will confirm all Teknika purchase orders within ten (10) working days as from the day of receipt of the purchase order, to Teknika's International Purchasing Department. Confirmation may be made by fax.

8.4. LSI only can ship orders when confirmed in writing by Teknika and when a purchase order number has been submitted by Teknika's International Purchasing Department.

8.5. Teknika's purchase cycles divide a year into ten (10) periods of essentially thirty-six (36) days each. These time divisions ("Purchase Periods") are used in this Agreement for measuring and describing LSI's supply obligations with respect to Products under this Agreement and Teknika's purchase obligations of Products under this Agreement.

8.6. Promptly after the Effective Date, Teknika shall issue to LSI an extra purchase order to build up an adequate buffer stock. The amount of Products ordered through this stock purchase order will be comparable to three (3) months requirements of Products as communicated with the twelve (12) months rolling forecast provided by the Effective Date of this Agreement.


Art. 9. Supply and Quality Assurance

9.1. LSI shall meet all quality, safety and environmental requirements for the manufacturing and delivery of Products as described in Appendix I. (See


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        stands in exhibit I, stand 72237 Rev:00, stand 72239 Rev:00, stand 72236
        Rev:01.)

9.2. LSI will secure its supply of raw material if applicable in adequate quantities at all times to reach Teknika's Product requirements, from at least two legitimate suppliers. LSI is also capable to deliver from a second manufacturing site if necessary.

        The objective of LSI in line with this agreement is to deliver Products just in time and on a zero defect basis. The rate to which the parties agree that supply performance is adequate should be:

        On quality                 98% (based on shipment rejects)
        On delivery                99% (with a deviation of five days)

9.3. Teknika holds the right to inspect, by means of an expert appointed by itself, at any time, with 30 days previous notice, and at least once a year, the manufacture and quality control procedures by LSI with respect to the Product. LSI retains the right to have Teknika and any inspector, whether a Teknika employee or not, sign a binding confidentiality agreement against disclosure to third parties of LSI confidential information.

9.4. LSI is currently in the process of reviewing its Quality Assurance program against the ISO rules and will update its system accordingly.

        In accordance with Teknika's guidelines and based on ISO 9001, LSI will fulfill all actions necessary to meet Teknika's quality system requirements and address corrective actions to noncompliance items as specified in Teknika's QS audit reports.

Art. 10. Packaging

Unless the packaging is pre-described in the Teknika pack-specification of the Products (Appendix I), LSI must take care of the packaging of the Products in such a way that the Products will not be damaged during normal transport conditions.

Art. 11. Continuity of Supply

11.1. LSI and Teknika are aware that the continuity of supply of the Products is essential to Teknika's business.

        LSI will inform Teknika as soon as possible, but at least with twelve
        (12) months prior written notice, of any planned intent to discontinue the manufacture and/or supply of the Products, and as soon as possible of any potential or real inability to manufacture and/or supply the Products.


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11.2.   In order to secure the continuous supply of the Products, LSI and
        Teknika have agreed to the following:

        (i) LSI has set up a contingency plan as attached as Appendix III. (the "Contingency Plan") for the uninterrupted supply of the Products to Teknika. LSI is an associate member of the Biotechnology Development Institute (BDI) of the University of Florida and such membership affords LSI access to an alternative location for the production of the Products at the BDI laboratory facility for a period of up to six months. LSI and the University of Florida have entered into an agreement for these purposes (the "University Agreement").

        LSI hereby agrees to undertake all possible and necessary preparations, including storage of a limited quantity of the Products together with a substantial quantity of production substrates and long lead time supplies at the BDI facility, in order to be prepared for immediate implementation of the Contingency Plan.

        (ii) In addition to the University Agreement, LSI has entered into understandings with various hatcheries for the supply of day old W36 chickens which are used in the manufacture of the Products (the "W36 Agreement"). Where LSI is not willing to supply the Products or is not able to supply the Products for more than two (2) Purchase Periods, at the option of Teknika, LSI will immediately assign all its rights under the University Agreement, the W36 Agreement and any other agreements essential to the manufacture of the Products to Teknika.

        (iii) Teknika is hereby granted a stand-by right to direct the operation of LSI's enzyme production facilities and all appropriate personnel at LSI's enzyme production facilities as provided in the Facilities Operation Agreement attached as Appendix III.A. In the event of a "Triggering Event" as defined in the Facilities Operation Agreement, the parties, shall enter into that agreement to provide Teknika the right to direct the use of the premises and employ the personnel at the premises to the extent needed for the continued supply of the Products.

        (iv) In addition to Appendix III.A. Teknika is hereby granted a stand by option to obtain a non exclusive licence from LSI for its NASBA enzyme production technology (the "License Agreement") in the form as attached as Appendix III.B. This option may only be exercised by Teknika where LSI is not willing or not able to supply the Products for more than two
        (2) Purchase Periods. The License Agreement will include (i) a right to one sub license for the manufacture of the Products, (ii) an obligation of confidentiality on both Teknika and its sub licensee, and (iii) a provision that the License Agreement will terminate within six (6) months after LSI has resumed the supply of the Products as provided for in this Agreement, taking into consideration a smooth continuation of supply in commercial quantities as communicated by Teknika's forecasting system.

        For these purposes LSI will provide Teknika will all necessary know how,


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         information, documents and licenses to enable Teknika to make or have made the Products, including but not limited to the following information: relevant production and manufacturing process' and procedures' protocols in accordance with LSI's own internal GMP control system, list of used raw materials and relevant suppliers, relevant Quality Control Manuals and most recent production history file (the Know How). The Know How will be held in escrow by a third party to be appointed by LSI and Teknika jointly.

         Parties agree that this paragraph does not release the parties from their contractual obligations or set aside the rights they have under this Agreement including but not limited to the rights of the parties under paragraph 12.2.

11.3. At the request of Teknika, LSI shall provide Teknika, at Teknika's cost, with the necessary training to apply the information and Know How to enable Teknika to properly exercise its rights under this article. Teknika is willing to pay all reasonable travel and accommodation expenses incurred by LSI in sending its personnel to Teknika for the above mentioned training.


Art. 12. Duration and termination

12.1. This Agreement shall become effective on the Effective Date and shall continue to be in force until January 1st, 2003. Thereafter, it will be automatically extended for subsequent periods of 2 years, unless 12 months prior to the initial period, or the expiration date of such renewed period, notice of termination is given by one party hereto to the other by registered mail.

12.2. Notwithstanding the preceding paragraph, this Agreement may be terminated forthwith by notice given by registered mail:

         a. by either party in the event the other party shall breach any of its obligations under this Agreement and shall fail to remedy such breach within sixty (60) days from receipt of notice of such breach by the party not in default; or

         b. by either party in the event of the other party's liquidation, bankruptcy or state of insolvency; or

         c. by either party in the event of an assignment of this Agreement by the other party to a third party without the non-assigning party's written approval; or

         d. by either party in the event of change in control of the other party or a transfer of all or a substantial part of the other party's business.

12.3. In case of termination of this Agreement, Teknika will have the right to sell out its stock, existing at the moment of termination.


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Art. 13. Force Majeure

Neither party shall be liable or in breach of any provision of this Agreement for any failure or delay on its part to perform any obligation hereof because of force majeure (such as, but without limitation, strikes, unforeseeable lockouts, shortage of raw materials or energy, any governmental regulations or Acts of God) provided that such party shall promptly give notice to the other party of such occurrence and shall do all things reasonable to eliminate the effect thereof to the extent possible.

Art. 14. Indemnification

Teknika and LSI agree to indemnify and hold the other party harmless against any claims, damages, liabilities and costs arising out of a breach by Teknika or LSI of any of their respective obligations under this Agreement.

Art. 15. Dispute Resolution

15.1. The parties shall attempt in good faith to resolve promptly any dispute, arising out of or relating to this Agreement by negotiation. If despite such negotiations the matter cannot be resolved amicably, the parties shall endeavor to settle any dispute, other than a patent dispute, by non-binding mediation under the then current Center for Public Resources Procedures for Mediation of Business Disputes in Europe (CPR).

         Unless otherwise agreed, the parties agree to select the mediator from one of the CPR Panels of Distinguished Neutrals within 30 days of a written request of any party to the other to start a mediation and, if no such Neutral has been agreed upon within the 30 day's period, each party may notify CPR to initiate a selection process. The seat of mediation shall be The Hague, The Netherlands, or any other location mutually agreed upon by parties.

15.2. If the dispute has not been resolved by non-binding means as provided in paragraph 15.1. hereof within 60 days (or an agreed extended period) of acceptance by the mediator of his appointment, or if one of the parties has informed the other party in writing that it is not willing to start or proceed with the mediation as contemplated in paragraph 15.1., the dispute shall be exclusively settled by a Court of competent jurisdiction within The Hague, The Netherlands.

Art. 16. Entire Agreement

This Agreement sets forth the entire agreement between the parties hereto relating to the subject matter of this Agreement, and supersedes all prior agreements. This Agreement may be modified in writing only.


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Art. 17. Severability clause

The invalidity or impracticability of any terms of this Agreement shall not affect the validity of its remaining terms. In such a case, the parties shall agree without delay on a valid substitute term which shall approximate as closely as possible the purpose of the invalid or impracticable term.

Art. 18. Miscellaneous

This Agreement shall be personal to the parties and may not be assigned, except by mutual consent of the parties, not to be unreasonably withheld, other than to a successor to or assignee of all or substantially all of that part of the business of the assigning party to which to Product relates. The individuals who have executed this Agreement warrant that they have done so with full authority to execute such documents on behalf of their corporations and shall, upon demand, present documents verifying that authority.

Art. 19. Confidentiality

19.1. Both Teknika and LSI possess confidential and proprietary information and data concerning Enzymes and Nucleotides for Nasba reactions, stabilization processes and Teknika's Q.C. procedures for Nasba reagents. Both Teknika and LSI wish to exchange their Confidential Information, as hereinafter defined, in order to support this Agreement concerning the supply of Enzyme Cocktails, subject to the terms and conditions of this Article 19.

19.2. "Confidential Information" shall mean all information disclosed by one party to the other in written form and clearly marked 'confidential' or, if communicated verbally, confirmed in writing within fifteen (15) days after verbal communication and clearly marked 'confidential'.

19.3. Upon the execution of this Agreement, each party shall supply the other party with such Confidential Information as deemed appropriate by LSI and Teknika respectively.

19.4. Unless provided otherwise in this Agreement, the disclosure of Confidential Information shall not or may not be construed as granting the other party any right or licence to the Confidential Information for any use other or further than the requirements of this Supply Agreement.

19.5. Each party agrees that it will not use any part of the Confidential Information supplied by the other party except as required by this Supply Agreement and that it will keep, both during the evaluation period and thereafter, said Confidential Information secret and confidential, and that it shall not disclose any of it to any third party except to the extent necessary to support this Supply Agreement and under the same secrecy obligation as herein


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         contained. The provisions of this paragraph shall, however, not apply to any part of such Confidential Information which:

         a. is at present publicly known or hereafter becomes publicly known through no fault of the receiving party, or its employees; or

         b. was already known to the receiving party on the date of disclosure by the other party, provided that such prior knowledge can be adequately substantiated by documentation; or

         c. properly and lawfully becomes available to the receiving party from other sources; or

         d. is independently developed by the receiving party or its affiliates without the benefit of any disclosure by the disclosing party.

         Documents and important papers and/or forms, etc. will be returned to the party from which they originate immediately after expiration of this Agreement.

19.6. This obligation of confidentiality will also apply to mutual developed information.

Art. 20. Appendices

All appendices (including all exhibits) to this Agreement constitute an integral part of the Agreement.

Art. 21. Notices

Any notice required under this Agreement shall be made in writing by registered mail to the Parties at their respective addresses first above written or as subsequently changed by notice duly given.

Art. 22. Applicable Law

The laws of The Netherlands govern this Agreement. English should be the official language of this Agreement.


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In witness whereof, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers the day and year first above written.


For and on behalf of                              For and on behalf of
ORGANON TEKNIKA B.V.                              LIFE SCIENCES, INC.
Boxtel                                            St. Petersburg


/s/ C.H.J. van Kollenburg                         /s/ Alex A. Burns
-------------------------                         -----------------
By: C.H.J. van Kollenburg                         By: Alex A. Burns
Title: Manager International Purchasing           Title: Vice President


/s/ Drs. R.J. Wolters
-------------------------                         ----------------
By: Drs. R.J. Wolters                             By:
Title: Manager International Manufacturing        Title:
e:


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                                   APPENDIX I





                             PRODUCT SPECIFICATIONS

                                 (NOT INCLUDED)

                                  APPENDIX II





                                  PRICING DATA

                                 (NOT INCLUDED)

                                  APPENDIX III



Contigency Plan.


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LIFE SCIENCES INC. LOGO

                               LIFE SCIENCES INC.
                       ENZYME PRODUCTION CONTINGENCY PLAN

BASIS FOR THE PLAN:

Life Sciences is a producer of nucleic acid modifying enzymes used in proprietary, commercial tests for diagnosis of human disease and the identification of environmental pathogens. Because Life Sciences may be the sole source of these enzyme for certain final product manufacturers, including itself, and the enzymes together with the tests kits containing them have a defined and limited shelf life, the company has established this plan to enable sustained temporary production of certain of its enzyme products in the event the company suffers catastrophic loss of its production facilities.

While some of the company's enzyme products are of bacterial origin, production of its avian myeloblastosis virus (AMV) reverse transcriptase (RT) product requires the use of day-old W36 chickens as a host for production of the viral substrate that is the source of the enzyme. Because the W36 chicken is not a universally available species and the infrastructure necessary for the production of the virus is a space intensive and skillfully crafted one, this plan is substantially reliant on the use of cryogenically preserved production intermediates to assure continuous production of all the enzyme products.

Expedited start up of production of viral substrate would present substantial logistic and financial challenges.

NATURE OF THE RISK:

The Company's facilities in St. Petersburg, Florida are situated approximately
3 miles east of the Gulf of Mexico and nearly equidistant westward from Tampa Bay. The Gulf and its bays and coves are known paths for hurricanes of varying strengths. Because buildings constructed as Life Sciences' facilities have been demolished by the water and winds attendant to category 4 and higher hurricanes, the company is at risk for loss of its facilities. From time to time the Tampa Bay region also experiences tornadoes and other cyclonic wind phenomena that possess sufficient destructive forces to destroy Life Sciences' enzyme production facilities.

Because tornadoes and particularly hurricanes typically cause substantial localized and even region-wide damage to structures, the post-event rebuilding of region-wide wind related damage is subjected to the competitive bidding for the available construction materials and human resources, Life Sciences can make no representations as to a potential timetable for rebuilding of its facilities following wind related natural disasters. As such, this contingency plan focuses on external, out-of-region facilities for production of its critical enzyme products.



    P.O. Box 48039, St. Petersburg, Florida 33743 - 2900 72nd Street North,
                         St. Petersburg, Florida 33710
              Telephone (727) 345-9371 - Facsimile (727) 347-2957
                     email: lsi1@gte.net - www.lifesci.com

Life Sciences Inc.                            Enzyme Production Contingency Plan
Page 2

THE PLAN:

REBUILDING MANUFACTURING CAPABILITY: Life Sciences maintains almost $2 million of insurance coverage for catastrophic damage to its buildings and production machinery together with and coverage for up to $300,000 in lost revenues. The company believes these amounts are sufficient to fund the restart of its enzyme production in leased or rebuilt facilities, located within reasonable access of its existing cadre of employees, within 3 months following even total destruction of its existing laboratories.

INTERIM PRODUCTION: Life Sciences has entered into an agreement with an arm of the University of Florida for at-will utilization of laboratory space and "common-use" assets at the Sid Martin Biotechnology Development Institute located in Alachua, Florida. The Institute was founded as a Biotechnology Incubator to support the development of small businesses created primarily to commercialize biotechnology related innovations which are originated by the faculty and staff of the University of Florida.

The University of Florida is one of the leading research universities of the United States. Situated approximately 150 miles northeast of St. Petersburg, the University has a population of over 43,000 graduate and undergraduate students and over 5000 faculty and professional staff. With over $300 million in annual government and industry funding for its research programs in various disciplines, the University is world renowned for its innovations in medicine and agricultural sciences. Since contemporary developments in both of these fields is almost inextricably linked with molecular biology, the concept of a biotechnology incubator with the resources described in the accompanying brochure is not without precedent.

Life Sciences' agreement with the Institute specifically permits the company to locate its own cryogenic storage cabinet in Rm. 154 of the Institute for extended term storage of as much as 1 kilogram of pelletized, frozen avian myeloblastosis virus and various fermentation products. The storage cabinet will be fitted with a recording thermometer and back-up liquid or gaseous nitrogen or carbon dioxide system to accommodate at least 24 hours of at-set point operation in the event of critical component failure or loss of electrical power. The cabinet also will be equipped with audible local alarm and remote signaling for annunciation of sustained excursions of cabinet temperature in >=5 (degree) C in excess of the set point and higher.

The current 1 year demand by Akzo Nobel for the AMV RT component of the Nasba enzyme mix AMV reverse transcriptase can be satisfied from 300 grams of pelleted avian myeloblastosis virus and 80 grams of E. coli, for recovery of cloned T7RNA polymerase and 200 grams of a second E. coli host for recovery of cloned RNase H; Life Sciences will maintain sufficient back-up substrates to support 6 months of AN's annual requirement at its Alachua, Florida based storage site.


                               LIFE SCIENCES INC.
  P.O. Box 48039, St. Petersburg, Florida 33743 - 2900 72nd Street North, St.
                           Petersburg, Florida 33710
              Telephone (727) 345-9371 - Facsimile (727) 347-2957
                     email: 1si1@gte.net - www.lifesci.com

Life Sciences Inc.                            Enzyme Production Contingency Plan
Page 3



While the RT enzyme activity in cryogenically stored AMV exhibits a half-life in excess of 7 years, the Company's limited experience with pelletized E.coli stored at such temperatures confirm a high life of associated enzyme activities of 6 months. For this reason the inventory of pelletized E.coli will be turned-over on a semi annual basis, while the stored AMV will be exchanged on a 2 year basis.

The Agreement also provides for the Company's use of laboratory facilities with the characteristics outlined below for 7-10 continuous days per month, for not fewer than 4 months.

         Use of laboratory facilities which would provide 1) sufficient work space for two technicians, 2) a source of 200 L/day of high purity water (resistivity >= 18 meg ohm, pyrogen free), 3) twenty five (25) linear feet of lab counter space, and 4) ready access to a walk-in cold room for protein purification.

         In addition to the use of BDI common use equipment, we will install the following apparatus on an interim basis:

                  FPLC apparatus (Pharmacia AKTA or equivalent)
                  Fraction collector
                  Freezer -20(degree)C (NOT frost free)
                  Heated water bath
                  Scintillation counter
                  Shaker, reciprocal
                  Isotope [3H] work area

The Agreement further provides that Life Sciences will be able to acquire and install critical capital items for its sole use in production of enzymes in Rm. 154 of the Institute.

The schedule of Sid Martin Institute common use equipment is appended as Appendix 1, and the Institute's floor plan is labeled Appendix 2.






                               LIFE SCIENCES INC.
  P.O. Box 48039, St. Petersburg, Florida 33743 - 2900 72nd Street North,
                         St. Petersburg, Florida 33710
              Telephone (727) 345-9371 - Facsimile (727) 347-2957
                     email: lsi1@gte.net - www.lifesci.com

                               LIFE SCIENCES, INC

          Equipment to be Acquired for Contingent Production Facility
                      Biotechnology Development Institute

                                Alachua, Florida

EQUIPMENT                                                                                MODEL/VENDOR
---------                                                                                ------------
chromatography columns; 5.0 x 60 cm, 2.5 x 120 cm, 2.0 x 100 cm                     SpectraChrom LC Column
chromotography column, 2.5 X 61 cm                                                  SpectraChrom LC Column
chromotography column, 1.5 X 10 cm                                                  SpectraChrom LC Column
chromotography column, 2.5 X 130 cm                                                 SpectraChrom LC Column
chromotography column                                                               Pharmacia XK50
chromotography column                                                               Pharmacia Index 70/500
chromotography column                                                               Pharmacia Index 70/950
chromotography column                                                               Pharmacia Index 100/500
conductivity meter                                                                  Orion 180 VWR
digital balance                                                                     AND EP-60KA
                                                                                    Cole Parmer
egg incubator                                                                       Petersine S6I
egg hatchbator                                                                      Petersine S6H
FPLC apparatus                                                                      Pharmacia 18-1128-41
fraction collector                                                                  Specta Chrom CF-1
gradient mixer                                                                      Pharmacia GM-1
heat lamp
pipettor, automatic                                                                 DrummondPipetAid VWR
pipertors x 3                                                                       Rainin R20, R200, R1000
poultry brooder cages with water/feed trays and heaters, 50ea                       MPI Poultry Brooders
poultry brooder cages with water/feed trays w/o heaters, 50ea                       MPI Poultry Brooders
refractometer                                                                       Bausch and Lomb VWR
syringe, glass inoculating x 2                                                      VWR BD2004

ICBR CORE LABORATORY FACILITIES

DNA Synthesis       Hybridoma Lab            Molecular Biomarkers
DNA Sequencing      Flow Cytometry           Immunological Analyses
Protein Chemistry   Histology                Genetic Analysis
Protein Expression  Electron Microscopy      Reproductive Analysis
Glycobiology        Biological Computing     Education and Training

B.I.G. AND NETWORKING

Licensees automatically become members of the Biotechnology Industry Group
(BIG), an organization created to help biotechnology businesses network and leverage opportunities for making biotechnology a voice in Florida and in the entire southeast. Networking is an important, but often overlooked feature of incubators that add higher value to companies!

UNIVERSITY AFFILIATION

All licensees can receive UF courtesy affiliation status, entitling them to a UFID all-in-one card. This ID provides access to campus libraries, recreation and entertainment facilities, parking, and other UF facilities.


For a copy of the "Guidelines for the Qualification and Selection of Licensees for the Incubator Program at the BDI Building," please call (904) 462-0880 or 462-0876.

                           THE BIOTECHNOLOGY PROGRAM

                             UNIVERSITY OF FLORIDA

                              COMPANIES AT THE BDI

AQUAGENE, INC.: AquaGene, Inc. is a biotechnology company that will produce modified proteins and peptides using transgenic fish. The technology is being developed to express in large quantities, high quality post translationally modified proteins in very high yield using transgenic fish as the production vehicle. Fish provide numerous economic and technical advantages for the production of the many modified proteins that are already in use, or that will be needed as biopharmaceuticals of the future. AquaGene is developing the transgenic fish production technology, as well as unique overexpression and analysis capabilities, and has relations established for the production of biopharmaceuticals under cGMP conditions. Contact: John Rogers, president, (904) 418-1400, johnro@biotech.ufl.org.

CURAGEN CORP.: CuraGen Corp. is the acknowledged leader in genomics research as well as the development of the technology used in genomics research. It has already received three Advanced Technology Awards from the Department of Commerce, joining the ranks of the few companies such as IBM, AT&T and 3M who have achieved this distinction. CuraGen has a division in Alachua, in collaboration with the University of Florida. This division focuses on the identification and discovery of human disease genes and agriculturally relevant plant genes, using a positional cloning approach. Contact: Dr. Steven Colman, Operations Mgr., (904) 462-0870, scolman@biotech.ufl.org.

ERAGEN BIOSCIENCES, INC.: EraGen Biosciences, Inc. was founded by Dr. J. David Rozzell and Professor Steven A. Benner, who has come to the University of Florida from the Swiss Federal Institute of Technology. EraGen has exclusive licenses to five core patents and patent applications concerned with the structure and behavior of proteins, nucleic acids, and nucleic acid analogs. Sulfonics is developing its technology to generate products/services in four areas: 1) Sulfur-linked oligomeric libraries (SOL), a proprietary class of building blocks for constructing bioavailable combinatorial libraries and antisense compounds; 2) A software package that implements Evolution-based Structure Prediction (ESP) for predicting the three dimensional structure of proteins from amino-acid sequence; 3) An Expanded Genetic Information System (AEGIS) composed of non-standard bases, which combines the molecular recognition characteristics of the bases found in DNA and RNA with broadened chemical functionality and molecular diversity and 4) Expanded Combinatorial Selection (EXCSEL) for the creation of new ligands, receptors, and catalysts, using non-standard bases through invitro evolution. Applications for commercialization of EraGen's technology will be advanced in the areas of drug discovery and novel diagnostic products through a business blend of proprietary research projects and collaborative research and licensing agreements with the pharmaceutical and biotechnology industry. Contact: Gideon Shapiro, Dir. of Research, (904) 462-2000, gshapiro@biotech.ufl.org.

EQUITECH LABORATORIES, INC.: This company was started by Dr. Daniel C. Sharp, from the University of Florida, and concentrates on products and services dealing with reproductive physiology and efficiency in the horse and livestock industries. Initial research focuses on improving reproductive capacity during the first three weeks of pregnancy, thus enhancing uterine development, and improving embryonic growth. Dr. Sharp's technology will be of keen interest to horse breeders and the industry, since equine embryonic losses are estimated to be as high as 25% in the first three weeks of pregnancy. Equitech also offers endocrine diagnostic capabilities to veterinarians throughout Florida and the United States. In the future, Dr. Sharp hopes to develop "barnside" endocrine diagnostic tests that can render clinical diagnostic information to the veterinarian, livestock manager, or companion animal owner on site. Equitech estimates that one million mares could benefit from its product. Successful development of its products means that the benefits of Equitech's technology could be extended to the entire livestock and companion animal markets.
Contact: Dr. Daniel Sharp, President, (904) 418-1525, equitech@biotech.ufl.org.

GEMINI HEALTH TECHNOLOGIES, INC.: Gemini Health Technologies, Inc. is developing commercial applications based on its proprietary technologies in two distinct areas: (1) non-invasive drug delivery technologies to improve the administration of therapeutics to diseased tissue; and (2) drug design technologies to create new therapeutic agents aimed at the genes and proteins being discovered by scientists as the underlying causes of complex diseases. The disease areas of initial focus are cancer, inflammation and chronic tissue damage. Drug delivery is an emerging market of over $12 billion in sales and is growing at a rate in excess of 20% per annum. The company recently signed an agreement with Elan Corp., plc., a world leader in the drug delivery field. Gemini is combining the two companies' technologies to improve the administration of topical drugs for indications such as skin cancer and psoriasis. The drug design programs are conducted in-house or in collaboration with scientists at the University of Florida and elsewhere and often utilize the company's expanding library of proprietary drugs including its anti-cancer nucleobases. Contact: Dr. Arup Sen, President, Chairman & CEO, (904) 462-2249, arupsen@aol.com.

        [Interdisciplinary Center for Biotechnology Research Letterhead]

                                   APPENDIX 1

                            BDI COMMON USE EQUIPMENT

------------------------------------------------------------------------------------------------------------
Description                                 Manufacturer             Location     Status        Contact
------------------------------------------------------------------------------------------------------------
OVEN, MODEL 130 MECH 120V                    Precision                  116A      Common
------------------------------------------------------------------------------------------------------------
P5-200 COMPUTER                              Micron                     106       Library      Brian Almira
------------------------------------------------------------------------------------------------------------
P5-200 COMPUTER                              Gateway 2000               106       Library      Brian Almira
------------------------------------------------------------------------------------------------------------
COPIER W/STAPLER                             Xerox                      101       Common
------------------------------------------------------------------------------------------------------------
FAX MACHINE                                  Toshiba                    101       Common
------------------------------------------------------------------------------------------------------------
WHEEL WRITER                                 IBM                        106       Library
------------------------------------------------------------------------------------------------------------
CAMERA, NIKON N6006 W/LENS & TRIPOD          Nikon                      159       Common       Jim Gilbreath
------------------------------------------------------------------------------------------------------------
COMPUTER, POWERMAC 8500/120 W/17" MONIT      Apple                      106       Library
------------------------------------------------------------------------------------------------------------
SCANNER UMAX POWERLOOK II                    Umax                       106       Library
------------------------------------------------------------------------------------------------------------
PRINTER, LASERWRITER 60/600 PS               APPLE                      106       Library
------------------------------------------------------------------------------------------------------------
PRINTER, COLOR LASERJET                      HP                         106       Library
------------------------------------------------------------------------------------------------------------
CAMERA -- VIDEO DEI-470                      Optronics Engineering      154       Common       Morphogenesis
------------------------------------------------------------------------------------------------------------
FREEZER, GLASS FRONT                         Puffer Hubbard             167       Common
------------------------------------------------------------------------------------------------------------
FREEZER -- 80                                Revco                      169       Common
------------------------------------------------------------------------------------------------------------
FREEZER, UPRIGHT ULTRA LOW TEMPERAT          Forma Scientific           169       Common
------------------------------------------------------------------------------------------------------------
FREEZER, UPRIGHT ULTRA LOW TEMPERAT          Forma Scientific           169       Common
------------------------------------------------------------------------------------------------------------

LIFE SCIENCES INC.

ENZYME PRODUCTION CONTINGENCY PLAN                                           A-1

                            BDI COMMON USE EQUIPMENT

------------------------------------------------------------------------------------------------------------------------------------
INCUBATOR COMPACT-CO2                                 Thermdyne                  156               Common            UAT
------------------------------------------------------------------------------------------------------------------------------------
MICROSCOPE FLUORESCENCE                               Olympus                    154               Common            Morphogenesis
 IMT-2
------------------------------------------------------------------------------------------------------------------------------------
MONITOR (Fluor Micro)                                 Sony                       154               Common            Morphogenesis
------------------------------------------------------------------------------------------------------------------------------------
REFRIGERATOR                                          Magic Chef                 167               Common
------------------------------------------------------------------------------------------------------------------------------------
AUTOCLAVE, SMALL                                      Consolidated Stills &      139               Common
                                                      Sterilizers
------------------------------------------------------------------------------------------------------------------------------------
BALANCE TOP LOADING                                   Ohaus                      147               Common
------------------------------------------------------------------------------------------------------------------------------------
CAMERA-16MM                                           Bolex                      147               Common
------------------------------------------------------------------------------------------------------------------------------------
CENTRIFUGE, OPTIMA LE-80                              Beckman                    147               Common
------------------------------------------------------------------------------------------------------------------------------------
CENTRIFUGE, MICRO-FLOOR                               Beckman                    147               Common
 MODEL
------------------------------------------------------------------------------------------------------------------------------------
DIGITAL IMAGING SYSTEM                                Alpha Innotech-            147               Common
------------------------------------------------------------------------------------------------------------------------------------
FREEZE DRYING SYSTEM, BULK                            Genesis                    147               Common
 VIRTIS
------------------------------------------------------------------------------------------------------------------------------------
HPLC SYSTEM-TITANIUM                                  Biorad                     147               Common
------------------------------------------------------------------------------------------------------------------------------------
ICE MACHINE                                           Welbilt Comp.              147               Common
------------------------------------------------------------------------------------------------------------------------------------
MICROSCOPE                                            Micromaster                147               Common
------------------------------------------------------------------------------------------------------------------------------------
MICROSCOPE, B MAX BX-50                               Olympus                    147               Common
 W/ACCESS
------------------------------------------------------------------------------------------------------------------------------------
MICROSCOPE, INVERTED                                  Datco Inc.                 147               Common
------------------------------------------------------------------------------------------------------------------------------------
PRINTER, DOT MATRIX                                   Tandy                      147               Common
------------------------------------------------------------------------------------------------------------------------------------
PUMP, MICROPEREX PERISTALTIC                          Bromma                     147               Common
------------------------------------------------------------------------------------------------------------------------------------
SIPPER, TYPE L 204-08270-01                           Shimadzu Corp.             147               Common
------------------------------------------------------------------------------------------------------------------------------------
SPECTOPHOTOMETER                                      Hitachi                    147               Common
------------------------------------------------------------------------------------------------------------------------------------
SPECTOPHOTOMETER-RECORDING                            Shimadzu Corp.             147               Common
------------------------------------------------------------------------------------------------------------------------------------
SPECTOPHOTOMETER-DU SERIES                            Beckman                    147               Common
------------------------------------------------------------------------------------------------------------------------------------

LIFE SCIENCES INC.

ENZYME PRODUCTION CONTINGENCY PLAN                                           A-2

                            BDI COMMON USE EQUIPMENT

------------------------------------------------------------------------------------------------------
THERMOCYLER, UNO W/BLOCK &           Biotron                  147        Common
 HEATED (2)
------------------------------------------------------------------------------------------------------
PH METTER, ACCUMET 910               Fisher Scientific        149        Fermenter       Jim Gilbreath
------------------------------------------------------------------------------------------------------
BALANCE, ELECTRONIC PC440            Mettler-                 149        Fermenter       Jim Gilbreath
------------------------------------------------------------------------------------------------------
CENTRIFUGE, MODEL Z41                New Brunswick            149        Fermenter       Jim Gilbreath
------------------------------------------------------------------------------------------------------
COMPUTER, P5-75 PENT CD W/15"        Gateway                  149        Fermenter       Jim Gilbreath
 MONIT
------------------------------------------------------------------------------------------------------
FERMENTOR, BIOFLO 3000 SLANT         New Brunswick            149        Fermenter       Jim Gilbreath
 RACK
------------------------------------------------------------------------------------------------------
FERMENTOR, BIOFLO 5000               New Brunswick            149        Fermenter       Jim Gilbreath
 W/EXHAUST CO
------------------------------------------------------------------------------------------------------
HOMOGENIZER, HIGH PRESSURE           Niro Soavi               149        Fermenter       Jim Gilbreath
------------------------------------------------------------------------------------------------------
SHAKER, INNOVA 4230                  New Brunswick            149        Fermenter       Jim Gilbreath
 W/PLATFORM
------------------------------------------------------------------------------------------------------
SHAKER, INNOVA 4330                  New Brunswick            149        Fermenter       Jim Gilbreath
 W/PLATFORM
------------------------------------------------------------------------------------------------------
WATER CIRCULATING SYSTEM,            Haskris                  149        Fermenter       Jim Gilbreath
 REFRIGERA
------------------------------------------------------------------------------------------------------
CENTRIFUGE REFRIGERATED (rotor)      Beckman                  167         Common
------------------------------------------------------------------------------------------------------
CENTRIFUGE REFRIGERATED              Beckman                  167         Common
 TABLE TOP
------------------------------------------------------------------------------------------------------
INCUBATOR-CO2                        Fisher Scientific         ?          Common
------------------------------------------------------------------------------------------------------
OSMOMETER, VAPRO                     Vapro                    174         Common         Predation
------------------------------------------------------------------------------------------------------
REFRIGERATOR-GLASS DOOR              Puffer Hubbard           155         Morphogenesis  Morphogenesis
------------------------------------------------------------------------------------------------------
CALIBRATION CELL                     Transdyne General        149         Common
------------------------------------------------------------------------------------------------------
CENTRIFUGE-CYTOPRO,                  Wescor                   167         Common
 W/ACCESSORIES
------------------------------------------------------------------------------------------------------
MICROBETA PLUS, W/CELL               Wallac                   167         Common
------------------------------------------------------------------------------------------------------

LIFE SCIENCES INC.

ENZYME PRODUCTION CONTINGENCY PLAN                                           A-3

                            BDI COMMON USE EQUIPMENT

---------------------------------------------------------------------------------------
HARVESTER
---------------------------------------------------------------------------------------
MICROPLATE EIA READER           Biotek Instrument     167      Common
---------------------------------------------------------------------------------------
MICROPROCESS 202C (Frac)        Gilson                167      Common
---------------------------------------------------------------------------------------
MICROSCOPE, CK-2                Olympus               168      Ixion      Ixion
---------------------------------------------------------------------------------------
AUTOCLAVE-TABLE TOP             Pelton & Crane        169      Common
---------------------------------------------------------------------------------------
BALANCE ANAYTICAL #AE240        Mettler-              169      Common
---------------------------------------------------------------------------------------
CENTRIFUFGE-CYTO                Inter. Equip.         169      Common
---------------------------------------------------------------------------------------
CENTRIFUGE                      International         169      Common
                                Equipment
---------------------------------------------------------------------------------------
CENTRIFUGE-ULTRA, OPTIMA LE-    Beckman               169      Common
 80
---------------------------------------------------------------------------------------
CENTRIFUGE-TABLE-TOP            Inter. Equip.         169      Common
---------------------------------------------------------------------------------------
CENTRIFUGE, REFRIGERATED        Beckman               169      Common
---------------------------------------------------------------------------------------
CONCENTRATOR                    Savant                169      Common
---------------------------------------------------------------------------------------
DARKROOM/Film Developer         Consolidated          169      Common
                                International
---------------------------------------------------------------------------------------
EVAPORATOR ASSEMBLY, MDL        Savant                169      Common
 12115
---------------------------------------------------------------------------------------
INCUBATOR ISOTEMP               Fisher Scientific     169      Common
---------------------------------------------------------------------------------------
INCUBATOR SHAKER/TRAY           Queue Orbital         169      Common
 MODEL 4730
---------------------------------------------------------------------------------------
INCUBATOR, DRY                  Blue M                169      Common
---------------------------------------------------------------------------------------
INCUBATOR, MDL G24 SHAKER       New Brunswick         169      Common
---------------------------------------------------------------------------------------
OVEN, HYBRIDIZATION             Stovall               170      Common     Ixion
---------------------------------------------------------------------------------------
OVEN, MDL 130 MECH              Precision             169      Common
---------------------------------------------------------------------------------------
PH MODEL 340 METER              Corning Inc.-NY       169      Common
---------------------------------------------------------------------------------------
PRESSURE BLOTTER                Posiblot              169      Common
---------------------------------------------------------------------------------------

LIFE SCIENCES INC.

ENZYME PRODUCTION CONTINGENCY PLAN                                          A-4

                            BDI COMMON USE EQUIPMENT

--------------------------------------------------------------------------------------------------------
PRINTER, VIDEO                     Sony                        169        Common
--------------------------------------------------------------------------------------------------------
ROTOR W/SHIELD AND DOME            International               169        Common
                                   Equipment Comp.
--------------------------------------------------------------------------------------------------------
ROTOR, HORIZONTAL                  International               169        Common
                                   Equipment Comp.
--------------------------------------------------------------------------------------------------------
SAFETY CABINET-CHEMICAL            Fisher Scientific           169        Common
--------------------------------------------------------------------------------------------------------
SHAKER BATH #15-                   Blue M                      169        Common
--------------------------------------------------------------------------------------------------------
SLAB CELL-GEL                      Bio Rad                     169        Common
--------------------------------------------------------------------------------------------------------
VACUUM BLOTTER SYSTEM              Biorad                      169        Common
--------------------------------------------------------------------------------------------------------
WATER BATH NAPCO 220A              Napco Scientific Co.-       169        Common
                                   Org.
--------------------------------------------------------------------------------------------------------
ANIMAL CABINET, POSITIVE           FluFrance-                  SPF        Ixion         Ixion
 PRESSURE
--------------------------------------------------------------------------------------------------------
AUTOCLAVE, REIMERS RH-80,          Consolidated Stills &       175        Common
 LARGE                             Sterilizers
--------------------------------------------------------------------------------------------------------
DRYING CABINET                     Lancer                      175        Common
--------------------------------------------------------------------------------------------------------
WASH RACK, W/LONG JETS             Lancer                      175        Common
--------------------------------------------------------------------------------------------------------
WASHER/DRYER, GLASSWARE            Lancer                      175        Common
 W/ACCESSORI
--------------------------------------------------------------------------------------------------------
COMPUTER & MONITOR 4020SX          Tandy                       187        Growth
 2MB                                                                      Chambers
--------------------------------------------------------------------------------------------------------
GROWTH CHAMBER                     Gaffney Engineering         187        Common
--------------------------------------------------------------------------------------------------------
GROWTH CHAMBER                     Gaffney Engineering         187        Common
--------------------------------------------------------------------------------------------------------
PALLET JACK, 8" WHEEL DAYTON       Datco Inc.                  187        Common
--------------------------------------------------------------------------------------------------------
SAFETY CABINET-CHEMICAL            Fisher Scientific           187        Common
--------------------------------------------------------------------------------------------------------
REFRIGERATOR, 18CUFT W/ICEM        Kenmore                     0116A      Common
--------------------------------------------------------------------------------------------------------
CENTRIFUGE-MICRO, BENCHTOP         Eppendorf                   147A       Common
--------------------------------------------------------------------------------------------------------
X-RAY MACHINE                                                  174        Common        Predation
--------------------------------------------------------------------------------------------------------

LIFE SCIENCES INC.
ENZYME PRODUCTION CONTINGENCY PLAN                                           A-5

                            BDI COMMON USE EQUIPMENT

---------------------------------------------------------
LCD PROJECTOR     Epson    114A     Common   Karan Dundas
---------------------------------------------------------
30" TV w/VCR      Sharp    144A     Common
---------------------------------------------------------
CD RECORDER                187      Common   Bryan Almira
---------------------------------------------------------


LIFE SCIENCES INC.                                                           A-6

ENZYME PRODUCTION CONTINGENCY PLAN

                                   APPENDIX 2
                           BDI SPACE ALLOCATION PLAN

                                     [MAP]

                                 Licensed Space

                                Available Space

LIFE SCIENCES INC.

ENZYME PRODUCTION CONTINGENCY PLAN

[UNIVERSITY OF FLORIDA LETTERHEAD]
SID MARTIN BIOTECHNOLOGY DEVELOPMENT INSTITUTE              12085 Research Drive
                                                          Alachua, FL 32615-6832
                                                                  (904) 462-0880
                                                              Fax (904) 462-0875

26 August, 1999

Alex Burns
Life Sciences, Inc.
2900 72nd Street North
St. Petersburg, FL 33710

Dear Alex;

The BDI is glad to be able to provide contingency support for LSI as an associate member of the Biotechnology Development Institute. For your future planning, you should be aware that here is no term or renewal limit connected with this program. Yearly extension requests from LSI for participation in the associate Membership program through the year 2002 will be granted, provided that LSI meets all requirements set forth in the original Associate Membership Agreement and in the Guidelines for Qualification established by the BDI on a yearly basis.

Sincerely,

/s/ William J. Dinehart
William J. Dinehart
Incubator Manager

               EQUAL OPPORTUNITY / AFFIRMATIVE ACTION INSTITUTION

(UNIVERSITY OF FLORIDA LETTERHEAD)

-----------------------------------------------------------------------------------------------------------
Biotechnology Program                                                                         PO Box 110580
     Interdisciplinary Center for Biotechnology Research (ICBR)                  Gainesville, Florida 32611
     Biotechnology Development Institute (BDI)                                          Tel: (352) 392-8408
                                                                                        Fax: (352) 392-8598

March 10, 1999

Mr. Alex Burns,
Vice President
Life Sciences Inc.
2900 72nd Street North
St. Petersburg, Florida 33710

Dear Alex,

         Thank you for your recent inquiry regarding Life Sciences use of the resources at the Sid Martin Biotechnology Development Institute (BDI) as a contingent manufacturing facility for its critical enzyme products in the unlikely event of a catastrophic loss of your existing facilities. Since one of the key elements of the Institute's primary mission is to foster the development of the entrepreneurial biotechnology industry in the State of Florida, we believe that the proposal that you have made is consistent with our goals, and it would be appropriate for us to provide contingency support to you in an emergency.

         In your earlier correspondence, you provided a short list of equipment that you would acquire and install in the BDI in order to complement the common equipment that would be available to you as an Associate Member. We believe it will be possible to find suitable floor space, and the 25 linear feet of bench space you have indicated you will require without difficulty. As it is impossible for us to identify the specific space that might be available in the event of an emergency, you should be aware that some areas of our facility are only supplied with single-phase 115/220 volts ac power. In the event that your installations require 3 phase power or current in excess of 50 amps on a single circuit, LSI will be required to pay for the renovations necessary to provide access to special voltage/current/or phase combinations at a specific location.

         The (3)H-isotope work area that you will require will need to be contained in the emergency space provided to LSI by the Institute. You should be aware that all members of your staff who participate in operations in this facility would be required to successfully complete the University's radiation safety program before commencing any operations in this facility. In addition, all operations involving the use of radioisotopes that take place in the BDI will be subject to the rules and regulations of the University of Florida's radiation safety office, and be subject to the same controls and limitations required of the BDI's resident incubator program licensees.


                Equal Opportunity/Affirmative Action Institution

         I believe that LSI's participation in the Associate Member Program is a suitable vehicle to accommodate our agreement to provide emergency production space, as well as the off-site storage component of your contingency plan. However, in the event that LSI is forced to activate its contingency production plan, LSI will be required to pay a $20 per square foot annual charge for the space provided to LSI during the emergency period, and prorated for the time the space is actually utilized by LSI. The BDI will only be able to guarantee LSI the use of such space for six months following the activation of its contingency production plan. If LSI should need more than six months, sixty days prior to the end of that term, LSI and the BDI's administration will review LSI's operations at the incubator and evaluate whether an extension to the initial term is feasible.

         As you know, we have over the years explored a variety of potential paths to bring Life Sciences into participation with the University's biotechnology programs. Your proposal regarding contingent manufacturing is a good first step. We are, however, very intrigued with your ongoing work on rapid detection of environmental pathogens using NASBA and the potential impact of this technology on a variety of bioscience related research and development programs being carried out by affiliates of the Institute as well as by University faculty and staff. We look forward to a more active participation of LSI in the University's activities.

Sincerely,

/s/ Sheldon M. Schuster, Ph.D.

Sheldon M. Schuster, Ph.D.
Professor and Program Director

(UNIVERSITY OF FLORIDA LETTERHEAD)

-------------------------------------------------------------------------------------------
SID MARTIN BIOTECHNOLOGY DEVELOPMENT INSTITUTE                         12085 Research Drive
                                                                     Alachua, FL 32615-6832
                                                                             (904) 462-0880
                                                                         Fax (904) 462-0875



                         BDI ASSOCIATE MEMBER AGREEMENT

between                                               and
University of Florida Research Foundation, Inc.       Life Sciences, Inc.
University of Florida                                 2900 72nd Street North
109 Grinter Hall                                      St. Petersburg, FL 33710
Gainesville, Florida 32611


I. This agreement is made as of the 1st day of July, 1999, the effective date, between representatives of the parties named above: This agreement is for the purpose of the development of mutually beneficial biotechnology business collaborations and is subject to the terms and conditions contained herein. These parties have a mutual interest in the advancement of Life Sciences, Inc.'s business and scientific goals, and the development of the biotechnology industry in Florida, which is the basis for this agreement. In particular, the UFRFI wishes to assist Life Sciences, Inc. (LSI), with implementation of its contingency plan, to enable it to sustain production of enzymes in the event of a catastrophic loss of its primary facilities.

II.      In furtherance of this agreement, the UFRFI agrees to:

         a) Provide limited and prioritized access to the facilities of the BDI including common use scientific equipment specified by LSI, meeting space, and related infrastructure under the terms and conditions in accordance with, and outlined in, section III and section IV of this agreement.

                  1. Allow a Life Sciences -85(degree)C cryogenic storage cabinet, as described in exhibit A attached hereto, to be located at the BDI for storage of small quantities (less than 1000 grams) of frozen pellets of avian myeloblastosis virus and E.coli.
                  2. Provide, on a space available basis, in the event that Life Sciences needs to implement the contingency plan, sufficient work space for two technicians, a source of 200L/day of high purity water, and twenty-five linear feet of lab counter space, and ready access to a walk-in cold room for protein purification.
                  3. In the event that the contingency plan referred to above must be implemented, and before contingency space can be occupied, LSI will be required to sign a


               Equal Opportunity / Affirmative Action Institution
                         separate Incubator Licensing Agreement (ILA) a true copy of which is attached hereto as exhibit 'B', provide liability insurance as specified in the ILA, and pay an occupancy fee of $200 as well as a $20 per square foot per year Licensee fee during the emergency period.
                 4. The UFRFI will provide LSI the use of such space for six months following the activation of its contingency production plan, and the execution of the ILA. Sixty days prior to the end of that term, LSI and the BDI administration will review LSI's operations at the incubator and evaluate whether an extension to the initial term is warranted.

        b) Provide limited and prioritized access to the BDI library, computer facilities, and business assistance services as outlined and in accordance with section IV below.
        c) Provide access to the Core Facilities of the Interdisciplinary Center for Biotechnology Research through its commercial subsidiary, The Comprehensive Biotechnology Resource, at a special Associate Member rate.
        d)       Provide limited access to BDI Internet services.

III.    The LSI agrees to:

        a) Pay a nonrefundable annual Associate Member Fee in the amount of $2000.00, payable to the University of Florida Research Foundation Inc. and due on or before the commencement date of this agreement. Return the above fee as well as this executed agreement to the Biotechnology Development Institute, 12085 Research Drive, Alachua, FL 32615. Checks must be made payable to the University of Florida Research Foundation, Inc.
        b)       Make a good faith effort to use the BDI services and facilities specifically and exclusively for the advancement of its
                 business development goals and those of the BDI members, as outlined in the Associate Member Application.
        c) Comply with all applicable UFRFI and University rules and policies, including without limitation, the guidelines and policies of the University Division of Environmental Health and Safety.
        d) Execute the Assumption of Risk, Waiver of Liability and Hold Harmless Agreement attached hereto as exhibit 'C' regarding the placement and maintenance of LSI's cryogenic storage cabinet on UFRFI premises.

IV.     The parties mutually agree that:

        a)       The program shall be conducted by the Biotechnology
                 Development Institute in accordance with the laws, rules and regulations of the State of Florida, the Board of Regents, the State University System and the University of Florida.
        b) The effective period of this agreement commences on July 1, 1999 and will end on June 30, 2000.
        c) Continued annual participation in the program is at the sole discretion of the BDI and the Biotechnology Program administration. This agreement may be terminated by UFRFI upon written notice to LSI. The agreement may be renewed or extended by written mutual agreement of the parties.

         d) Access to BDI services and facilities will be restricted to available resources and at a lower priority, available only after the BDI's primary commitments to its licensee companies have been met.
         e) LSI will have no permanent space assignment within the BDI. Access to the BDI and its infrastructure and services is limited to normal working hours.
         f) No advertising, publicity or news release containing any reference to the Biotechnology Development Institute or the University of Florida or LSI shall be used by either party without mutual agreement.


For UFRFI:                                 For LSI:


/s/ Dr. Thomas Walsh     7-10-99           /s/  Alex Burns           1 July 99
----------------------------------         ------------------------------------
Dr. Thomas E. Walsh        Date            Alex Burns                  Date
President, UFRFI                           Vice President, Life Sciences, Inc.

                                   Attachment

                             EQUIPMENT AND SERVICES

Life Sciences's Revco -85(degree)C upright cryogenic storage cabinet model number A850SUF-14, serial number 217H414421 to be located at the BDI

                              GENERAL COVER POLICY

NO. ZG 0014220                                                            [LOGO]

                       PACIFIC INSURANCE COMPANY, LIMITED
                              Hartford, Connecticut

ZG 0011814
--------------
Renewal of No.

           SEND CORRESPONDENCE TO: PACIFIC INSURANCE COMPANY, LIMITED
                    C/O: FIRST STATE MANAGEMENT GROUP, INC.
              150 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110-1753

                                                       RICHARD F. HULL
                                                Surplus Lines Agent #A125683
                                            This insurance is issued pursuant to
                                                the Florida Surplus Lines Law

INSURED'S NAME AND ADDRESS:      (NO., STREET, TOWN, COUNTY, STATE)
LIFE SCIENCE INC & LIFE SCIENCES ENVIRONMENTAL INC

Post Office Box 48039

St. Petersburg, FL 33743

                                     "Persons insured by Surplus Lines Carriers do not have the protection of the Florida Insurance Guaranty Act to the extent of any Right of Recovery for the obligation of an Insolvent Unlicensed Insurer"

POLICY PERIOD:                   (MO. DAY YR.)
FROM JUNE 5, 1999 to JUNE 5, 2000


$                    PREMIUM      --         RATE $ See Declarations  AMOUNT
 ------------------         ----------------        -----------------

IN CONSIDERATION OF THE STIPULATIONS HEREIN NAMED AND OF THE PREMIUM ABOVE SPECIFIED THE COMPANY DOES INSURE THE INSURED NAMED ABOVE, HEREINAFTER CALLED THE INSURED, WHOSE ADDRESS IS SHOWN ABOVE, FROM THE INCEPTION DATE SHOWN ABOVE, AT 12:01 A.M. (STANDARD TIME), TO THE EXPIRATION DATE SHOWN ABOVE, AT 12:01 A.M., STANDARD TIME AT PLACE OF ISSUANCE, TO AN AMOUNT NOT EXCEEDING THE AMOUNT(S) ABOVE SPECIFIED, ON THE FOLLOWING DESCRIBED PROPERTY:

         DO NOT ASSIGN ADJUSTER                      Policy Fee:
IN CASE OF LOSS, REFER NOTICE IMMEDIATELY            State Tax:
           TO CLAIMS MANAGER                         Florida Service Fee:
   FIRST STATE MANAGEMENT GROUP, INC.                Emergency Fund:
 150 FEDERAL ST., BOSTON, MA 02110-1753
C-225 (4/92)  617-526-7600

                                                     Total Policy Premium:

SUBJECT TO FORM NO(S). XP 00 55 03 96 Supplemental Declarations, IL0017(11/85), CP0090(7/88), ATTACHED HERETO:

CP0010(6/95), CP1030(6/95), CP0030(6/95), IL0935(8/98), IL0255(3/98),
IL0175(9/93), PC-21(5/96), PS-2, PS-1(9/93), PM-3(35%), C-142, C-185(10/95),
CP1210(11/85), CP0440(6/95), XP9911(11/93), Endorsement 1

THIS POLICY IS MADE AND ACCEPTED SUBJECT TO THE FOREGOING PROVISIONS AND STIPULATIONS AND THOSE HEREINAFTER STATED, WHICH ARE HEREBY MADE A PART OF THIS POLICY, TOGETHER WITH SUCH OTHER PROVISIONS, STIPULATIONS AND AGREEMENTS AS MAY BE ADDED HERETO, AS PROVIDED IN THIS POLICY.

                                       ATLANTA, GEORGIA


                                       /s/ Vera Edle Miller
                                       ---------------------------
COUNTERSIGNED: VEM/bjw   06/29/99      COUNTERSIGNATURE

FORM XP 00 31 05 97

[LOGO]   EVANSTON INSURANCE COMPANY                         Policy No. MC800569
         SHAND MORAHAN PLAZA                                Prev. No.  MC800212
         EVANSTON, ILLINOIS 60201                           Prod. No.  HF202


DECLARATIONS -    GENERAL LIABILITY INCLUDING PRODUCTS/COMPLETED OPERATIONS
                  (CLAIMS MADE)

Claims Made Policy: This Policy is limited to liability for only those CLAIMS THAT ARE FIRST MADE AGAINST THE INSURED DURING THE POLICY PERIOD. Please review the policy carefully.

1.       NAMED INSURED: LIFE SCIENCES, INC. & LIFE SCIENCE ENVIRONMENTAL, INC.

2.       BUSINESS ADDRESS OF THE INSURED:             RICHARD F. HULL
             P.O. BOX 48039                    Surplus Lines Agent #A125683
             ST. PETERSBURG, FL 33743       This insurance in issued pursuant to
                                               the Florida Surplus Lines Law

3.       POLICY PERIOD: From June 5, 1999 to June 5, 2000
                        12:01 A.M. Standard Time at address of Insured stated above.

4. LIMITS OF LIABILITY: COMBINED SINGLE LIMIT Bodily Injury and Property Damage Liability

                  All claims from each occurrence;                 $1,000,000

                  Policy aggregate                                 $1,000,000

5.       DEDUCTIBLE:

         Applicable to each occurrence, including claim expenses   $    2,500

6. SPECIFIED PRODUCTS, OPERATIONS AND PREMISES COVERED: Laboratory Development of enzymes, primarily transcriptase used in Labs for DNA Research

         Manufactured by the Insured including all premises and operations of the Named Insured which are normal or incidental thereto.

                                                      "Persons insured by
                                                      Surplus Lines Carriers
                                                      do not have the protection
                                                      of the Florida Insurance
                                                      Guaranty Act to the extent
7.       RETROACTIVE DATE: June 5, 1998               of any Right of Recovery
                                                      for the obligation of an
8.       RATE: Adjustable at $3.79 per $1,000         Insolvent Unlicensed
         Gross Sales                                  Insurer"

9.       PREMIUM FOR POLICY PERIOD:

                  Annual Minimum                                   $
                  Deposit                                          $
                  Policy Fee                                       $
                  State Tax 5%                                     $
                  Service Fee .3%                                  $
                  Total Policy Premium:                            $

10.      PREMIUM FOR EXTENDED DISCOVERY PERIOD: (SEE ENDORSEMENT NO. 5)


                                    Page -1-

11. ENDORSEMENTS ATTACHED:

    1. Year 2000 Exclusion Endorsement
    2. Endorsement - Broadening Endorsement - EIC 831 12/88
    3. Endorsement - Asbestos Exclusion - EIC 832 1/89
    4. Claim Expenses in Addition to the Limits of Liability
    5. GL/CompOps Option to purchase OEP











                                           ALL CLAIMS TO BE REPORTED DIRECTLY TO

                                           Shand Morahan & Company, Inc.
                                           Shand Morahan Plaza
                                           Evanston, Illinois 60201
                                           (847) 868-2800

                                           /s/
                                          --------------------------------------
                                                (Authorized Representative)



Policy Form: (CGL-EIC 844) 12/92
EIC 1 DEC 2/93
Date Printed: July 2, 1999


                                    Page -2-

================================================================================

                         SUPPLEMENTAL DECLARATIONS PAGE


POLICY NO.        ZG 0014220

POLICY PERIOD     JUNE 5, 1999               TO       JUNE 5, 2000

NAMED INSURED

===================================================================
LIFE SCIENCE INC & LIFE SCIENCES ENVIRONMENTAL INC
Post Office Box 48039
St. Petersburg, FL 33743



DESCRIPTION OF PREMISES
==================================================================================================================================
PREM NO.   BLDG. NO.     LOCATION, CONSTRUCTION AND OCCUPANCY
 1           1-2         2900 72nd Street North, St. Petersburg, FL 33743

 2            1          12085 Research Drive, Alachua, FL 32615

                         Above are modified fire resistive construction, occupied as enzyme development lab - organic chemistry.

COVERAGES PROVIDED INSURANCE AT THE DESCRIBED PREMISES APPLIES ONLY FOR COVERAGES FOR WHICH A LIMIT OF INSURANCE IS SHOWN.
==================================================================================================================================
PREM NO.   BLDG. NO.       COVERAGE                LIMIT OF INSURANCE           COVERED CAUSES OF LOSS      COINSURANCE*     RATES
 1            1            Building                   $1,200,000.                         Special               90%          .348
                           Personal Property          $  150,000.                                               90%
 1            2            Building                   $1,200,000.                                               90%
                           Personal Property          $  700,000.                                               90%
                           Business Income with       $  300,000.                                               50%
                             Extra Expense
 2            1            Personal Property          $  100,000.                                               90%
                                                                                 *IF EXTRA EXPENSE COVERAGE LIMITS ON
                                                                                 PAYMENT


SUB-LIMIT: Food Spoilage - See Form #CP0440 (6/95).
OPTIONAL COVERAGES APPLICABLE ONLY WHEN ENTRIES ARE MADE IN THE SCHEDULE BELOW
==================================================================================================================================
PREM NO.   BLDG. NO.  AGREED VALUE                      REPLACEMENT COST(X)
                      EXPIRATION DATE      AMOUNT       BUILDING                 PERSONAL PROPERTY          INCLUDING STOCK
1-2        ALL         N/A                 N/A                X                          X                      N/A

                                             *MONTHLY LIMIT OF               *MAXIMUM PERIOD            *EXTENDED PERIOD
                                             INDEMNITY (Fraction)            OF INDEMNITY (X)         OF INDEMNITY (DAYS)
                                                   N/A                             N/A                        N/A

MORTGAGE HOLDERS                                               *APPLIES TO BUSINESS INCOME ONLY
==================================================================================================================================
PREM NO.  BLDG. NO.   MORTGAGE HOLDER NAME AND MAILING ADDRESS

                      N/A


DEDUCTIBLE
==================================================================================================================================

WIND, HAIL, WIND DRIVEN WATER, COLLAPSE DUE TO WIND, AND ANY OTHER WIND RELATED PERILS - 2% Values at time and place of loss subject to $25,000, Minimum Per Occurrence.
ALL OTHER PERILS - $5,000, Per Occurrence.

FORMS APPLICABLE
==================================================================================================================================
TO ALL COVERAGES           SEE FORM XP 00 31 05 97 FOR FORMS AND ENDORSEMENTS
TO SPECIFIC PREMISES COVERAGES
PREM NO. BLDG. NO.    COVERAGES                       FORM NUMBER

POLICY NUMBER: ZG 0014220                                    COMMERCIAL PROPERTY
                                                                  CP 04 40 06 95

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.


                               SPOILAGE COVERAGE

This endorsement modifies insurance provided under the following:

     BUILDING AND PERSONAL PROPERTY COVERAGE FORM
     CONDOMINIUM COMMERCIAL UNIT-OWNERS COVERAGE FORM

                                                               SCHEDULE*

                                                                                                      CAUSES OF LOSS:
                            DESCRIPTION                                        REFRIGERATION      BREAKDOWN
PREM.         BLDG.            OF              LIMIT OF                         MAINTENANCE          OR            POWER     SELLING
 NO.           NO.          PROPERTY          INSURANCE       DEDUCTIBLE          AGREEMENT      CONTAMINATION     OUTAGE     PRICE
-----        ------         -----------       ----------      ----------       -------------     -------------     ------    -------
 1             2            Personal          **$200,000.     $ 5,000.              N/A               N/A             X        N/A
                            Property

** Sub-Limit


The Coverage Form to which this endorsement applies is                          B. The following is added to Paragraph A
extended to insure against direct physical loss or                                 PROPERTY NOT COVERED:
damage by the Covered Causes of Loss, but only with                                  9. Property located:
respect to coverage provided by this endorsement.                                       (1) On buildings;
A. Paragraph A.1. COVERED PROPERTY is replaced                                          (2) In the open; or
   by the following:                                                                    (3) In vehicles.
   1. Covered Property
      Covered Property means "perishable stock" at
      the described premises owned by you or by
      others that is in your care, custody or
      control.

* Information required to complete this Schedule, if not shown on this endorsement, will be shown in the Declarations.


CP 04 40 06 95   Copyright ISO Commercial Risk Services, Inc., 1994      Page 1

                                                           Hy-Line International
                                                                    P.O. Box 309
                                                                    4432 Hwy 213
                                                             Mansfield, GA 30055

                                                                 24 August, 1999


Jordan Brown Kang
Production Manager
Life Sciences, Inc.
2900 72nd Street North
St. Petersburg, FL. 33710


Dear Mr. Kang,

We are pleased to inform you that Hy-Line International intends to continue its operations in the poultry breeding industry and ensuring the availability of W-36 eggs and chickens for Life Sciences, Inc. at least to the year 2003.




                                                      /s/